EXHIBIT 11.1

                                                      EXHIBIT 11.1



                         AVON PRODUCTS, INC.
               COMPUTATION OF PRIMARY INCOME PER SHARE
                 (In millions, except per share data)


                                                 Three months ended
                                                      June 30
                                                 ------------------
                                                 1996          1995
                                                 ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  133.914       136.917**
  Common stock equivalents*.................       --            --
                                              -------       -------
  Weighted average shares for primary income
    per share computation...................  133.914       136.917**
                                              =======       =======

Net income................................    $  85.7       $  80.4
                                              =======       =======

Primary income per share..................    $   .64       $   .59**
                                              =======       =======


- ----------
 *Common stock equivalents are not reported because they result in less than three percent dilution.

**Restated to reflect a two-for-one stock split distributed in June
  1996.

                                                      EXHIBIT 11.1



                         AVON PRODUCTS, INC.
               COMPUTATION OF PRIMARY INCOME PER SHARE
                 (In millions, except per share data)


                                                 Six months ended
                                                      June 30
                                                 ----------------
                                                 1996        1995
                                                 ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  134.256     137.133**
  Common stock equivalents*.................       --          --
                                              -------     -------
  Weighted average shares for primary income
    per share computation...................  134.256     137.133**
                                              =======     =======

Net income................................    $ 123.4     $ 114.8
                                              =======     =======

Primary income per share..................    $   .92     $   .84**
                                              =======     =======


- ----------
 *Common stock equivalents are not reported because they result in less than three percent dilution.

**Restated to reflect a two-for-one stock split distributed in June
  1996.